Exhibit 99.1

4th Quarter Report                                                       UB



                              December 31, 2004



Union Bankshares, Inc.
Amex: UNB

4th Quarter Report                                   Union Bankshares, Inc.
________________________________________________________________________________

CONSOLIDATED BALANCE SHEETS (unaudited)

ASSETS                                           December 31, 2004      December 31, 2003

Cash and Due from Banks                               $ 16,929,793           $ 23,716,981
Federal Funds Sold & Overnight Deposits                  4,187,158                916,438
Interest Bearing Deposits in Banks                       7,508,703              6,519,693
Securities Available-for-Sale                           40,965,888             44,370,140
Loans Held for Sale                                      8,813,910             18,524,338
Loans, net                                             271,254,978            253,036,525
Reserve for Loan Losses                                 (3,066,871)            (3,028,813)
Premises and Equipment, net                              5,121,047              4,447,166
Other Real Estate Owned                                     35,734                 10,131
Accrued Interest & Other Assets                          7,778,695              8,137,427
                                                      ------------           ------------
      Total Assets                                    $359,529,035           $356,650,026
                                                      ============           ============

LIABILITIES AND SHAREHOLDERS' EQUITY

Non-interest Bearing Deposits                         $ 57,221,189           $ 48,363,618
Interest Bearing Deposits                              249,376,954            257,015,825
Borrowed Funds                                           7,933,652              7,222,530
Accrued Interest & Other Liabilities                     2,594,218              3,061,389
Common Stock                                             9,831,222              9,822,522
Paid in Capital                                            106,989                 54,576
Retained Earnings                                       33,809,455             32,070,843
Accumulated Other Comprehensive Income                     377,287                760,654
Treasury Stock at Cost                                  (1,721,931)            (1,721,931)
                                                      ------------           ------------
      Total Liabilities and Shareholders' Equity      $359,529,035           $356,650,026
                                                      ============           ============

Standby Letters of Credit were $974,000 and $993,000 at December 31, 2004 and 2003, respectively.

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

                                        12/31/2004     12/31/2003      12/31/2004      12/31/2003
                                             (3 months ended)             (12 months ended)

Interest Income                         $5,293,253     $5,041,314     $20,178,187     $20,372,337
Interest Expense                           843,859        918,728       3,310,579       4,208,983
                                        ----------     ----------     -----------     -----------
  Net Interest Income                    4,449,394      4,122,586      16,867,608      16,163,354
  Provision for Loan Losses                      0              0          30,000         114,000
                                        ----------     ----------     -----------     -----------
      Net Interest Income after
       Provision for Loan Losses         4,449,394      4,122,586      16,837,608      16,049,354

Trust Income                                56,461         42,489         204,392         162,508
Noninterest Income                       1,003,600      1,024,848       3,570,005       3,440,212
Noninterest Expenses:
  Salaries & Wages                       1,322,285      1,241,890       5,401,332       5,302,774
  Pension & Employee Benefits              438,930        478,672       1,972,949       1,912,319
  Occupancy expense, net                   182,585        184,756         737,386         691,079
  Equipment expense                        239,793        232,636         930,939         903,280
  Other expenses                           788,861        773,772       3,276,679       3,250,283
                                        ----------     ----------     -----------     -----------
      Total                              2,972,454      2,911,726      12,319,285      12,059,735
                                        ----------     ----------     -----------     -----------
Income before Taxes                      2,537,001      2,278,197       8,292,720       7,592,339
Income Tax Expense                         780,241        671,343       2,457,593       2,205,253
                                        ----------     ----------     -----------     -----------
Net Income                               1,756,760      1,606,854       5,835,127       5,387,086
                                        ==========     ==========     ===========     ===========

Earnings per Share                           $0.39          $0.35           $1.28           $1.18
Book value per Share                                                        $9.32           $9.01

---------------------------------------------------------------------------

Directors
UNION BANKSHARES, INC. & UNION BANK
Richard C. Sargent, Chairman           Franklin G. Hovey II
Cynthia D. Borck                       Richard C. Marron
William T. Costa, Jr.                  Robert P. Rollins
Kenneth D. Gibbons                     John H. Steel

Officers
UNION BANKSHARES, INC.
Richard C. Sargent                     Chairman
Cynthia D. Borck                       Vice President
Kenneth D. Gibbons                     President & CEO
Marsha A. Mongeon                      Vice President/Treasurer
Robert P. Rollins                      Secretary
JoAnn A. Tallman                       Assistant Secretary

CITIZENS DIVISION ADVISORY BOARD
Cynthia D. Borck                       Kenneth D. Gibbons
J.R. Alexis Clouatre                   Franklin G. Hovey II
William T. Costa, Jr.                  Larry D. Sharer
Dwight A. Davis


Officers UNION BANK

Wanda L. Allaire         Assistant Vice President           Morrisville
Rhonda L. Bennett        Vice President                     Morrisville
John T. Booth, Jr.       Finance Officer                    Morrisville
Cynthia D. Borck         Executive Vice President           Morrisville
Stacey L.B. Chase        Assistant Treasurer                Morrisville
Alice H. Claflin         Trust Officer                      St. Johnsbury
Jeffrey G. Coslett       Assistant Vice President           Morrisville
Michael C. Curtis        Vice President                     St. Albans
Peter J. Eley            Senior Vice President              Morrisville
Fern C. Farmer           Assistant Vice President           Morrisville
Patsy S. French          Assistant Vice President           Jeffersonville
Karen C. Gammell         Assistant Treasurer                Lyndonville
Kenneth D. Gibbons       President & CEO                    Morrisville
Melissa A. Greene        Assistant Treasurer                Hardwick
Claire A. Hindes         Assistant Vice President           Morrisville
Patricia N. Hogan        Vice President                     Morrisville
Tracey D. Holbrook       Vice President                     St. Johnsbury
Lynne P. Jewett          Assistant Treasurer                Morrisville
Peter R. Jones           Vice President                     Morrisville
Stephen H. Kendall       Assistant Vice President           Fairfax
Susan O. Laferriere      Vice President                     St. Johnsbury


Officers UNION BANK (continued)

Margaret S. Lambert      Assistant Vice President           Morrisville
Dennis J. Lamothe        Vice President                     St. Johnsbury
Susan F. Lassiter        Assistant Vice President           Jeffersonville
Phillip L. Martin        Vice President                     Stowe
Marsha A. Mongeon        Senior Vice President/Treasurer    Morrisville
Mildred R. Nelson        Assistant Vice President           Littleton
Barbara A. Olden         Assistant Vice President           St. Johnsbury Ctr.
Deborah J. Partlow       Trust Officer                      Morrisville
Colleen D. Putvain       Assistant Treasurer                Morrisville
Robert P. Rollins        Secretary                          Morrisville
Ruth P. Schwartz         Vice President                     Morrisville
Robyn A. Sheltra         Assistant Treasurer                Stowe
David S. Silverman       Senior Vice President              Morrisville
Sara J. Small            Assistant Treasurer                Morrisville
JoAnn A. Tallman         Assistant Secretary                Morrisville
Francis E. Welch         Assistant Vice President           Morrisville


                        For more company information,
                     please visit Union Bank's web site
                           at www.unionbankvt.com

Union Bankshares, Inc.

Dear Shareholder:                                          January 28, 2005

We are pleased to report to you the results of operations for your company in 2004, a quarterly cash dividend of $.24 and payment of a special cash dividend in the amount of $.40 per share.

Two Thousand and Four began as a year of continued pressure on net interest income as interest rates remained at their 40-year low. However, in early July short-term rates began to rise and by year-end the "prime" rate stood at 5.25%, up from 4.0% during the first six months of 2004. The rising rates produced a positive effect on our net interest income as we anticipated this increase and had been selling loans into the secondary market during the past two years in order to control our interest rate risk. We suspect interest rates will continue to rise in 2005, which should further improve the net interest margin.

Because earnings were greater than originally budgeted, our primary capital ratio has continued to increase and at year-end stood at 11.75%. Your directors determined a special dividend was appropriate after reviewing 2004's results and other factors. There is no immediate need on the horizon for any substantial capital expenditures, earnings were strong, and the current tax treatment of dividend income is favorable to shareholders.

2004 was also a year of improvement in some of our operating systems. We introduced check imaging for checking accounts, improved the NetTeller(tm) and PowerPay(tm) products, and completed the conversion of our merchant services processing. All will enhance our productivity and efficiency while providing a better product for our customers. We anticipate the coming year to be one of good growth for your company.

2005 will see further expansion of our market as we will open a loan office January 26th in downtown St. Albans, Vermont. Mike Curtis, a lender with 30 years experience, and Carol Allen, his assistant with 15 years banking experience, will staff this office. We believe St. Albans is a natural extension into Franklin County as the success of our Fairfax office validated a need for additional community banking choices in this market.

It is appropriate to once again thank our shareholders for their investment in Union Bankshares. To thank our customers for being "our customers" and to thank our staff for their effective efforts in keeping the two groups mentioned above "happy."

Enclosed is your dividend check or advice of deposit representing a regular dividend of $.24 and a special dividend of $.40 to shareholders of record January 24, payable January 28th.

Sincerely,

/s/ Richard C. Sargent                 /s/ Kenneth D. Gibbons

Richard C. Sargent                     Kenneth D. Gibbons
Chairman                               President & CEO


Union Bankshares, Inc.

Shareholder Assistance and Investor Information

If you need assistance with a change in registration of certificates, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact us at the address and phone number listed below:

Corporate Name:            Union Bankshares, Inc.
Transfer Agent:            Union Bank
                           P.O. Box 667
                           Morrisville, VT  05661-0667
Phone:                     802-888-6600
Fax:                       802-888-4921
E-mail:                    ubexec@unionbankvt.com

American Stock Exchange
Ticker Symbol:             UNB


Union Bank Offices

Fairfax                    Littleton, NH               St. Johnsbury
Jct. Rtes. 104 & 128*      Loan Center                 364 Railroad St.*
802.849.2600               241 Main St.                802.748.3131
                           603.444.7136
Hardwick                                               325 Portland St.*
103 VT Route 15*           Lyndonville                 802.748.3121
802.472.8100               183 Depot St.*
                           802.626.3100                St. Johnsbury Ctr.
Hyde Park                                              Green Mtn. Mall*
250 Main St.               Morrisville                 1998 Memorial Dr.
802.888.6880               20 Lower Main St.*          802.748.2454
                           802.888.6600
Jeffersonville                                         Stowe
44 Main St.*               65 Northgate Plaza*         47 Park St.*
802.644.6600               Route 100                   802.253.6600
                           802.888.6860
Johnson
198 Lower Main St.*        St. Albans
802.635.6600               Loan Center
                           120 North Main St.          *ATMs at
                           802.524.9000                these branches


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